Exhibit 99.1

FOR IMMEDIATE RELEASE

Thomas B. Hogan, Jr., Joins Supreme Board

Goshen, Ind.—June 13, 2012—Supreme Industries, Inc. (NYSE Amex: STS), a leading manufacturer of specialized commercial vehicles, including truck bodies, shuttle buses and armored vehicles, today announced that Thomas B. Hogan, Jr., has been elected to its Board of Directors.

Mr. Hogan, 66, is the retired chief operating officer, Northeast practice, of Deloitte & Touche. He enjoyed a nearly 40-year career with the public accounting firm, and at retirement, was responsible for the Greater New York, New Jersey and Connecticut areas, as well as Boston and Philadelphia. Previously, he served as managing partner of the Rochester, Pittsburgh, St. Louis and New Jersey offices of the firm. Hogan also served as director of Energy East Corporation, a public utility holding company, until its sale in 2008. He is a graduate of St. John Fisher College and the Northwestern University Executive Program.

Supreme’s Chairman of the Board Herbert M. Gardner stated: “We are pleased to announce the addition of Mr. Hogan to our Board. His experience serving numerous large, global companies, especially those in the manufacturing sector, along with his strong background in public company accounting and SEC reporting, will be very valuable to Supreme.”

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About Supreme Industries

Supreme Industries, Inc. (NYSE Amex: STS), is a nationwide manufacturer of specialized truck bodies produced to the specifications of its customers. Supreme also manufactures special-purpose “shuttle-type” buses and armored vehicles. The Company’s transportation equipment products are used by a wide variety of industrial, commercial and law enforcement customers. News releases and other information on the Company are available on the Internet at: http://www.supremeind.com or http://www.b2i.us/irpass.asp?BzID=1482&to=ea&s=0

Other than historical facts contained, the matters set forth in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, and reflect the view of management with respect to future events. When used in this report, words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” and similar expressions, as they relate to Supreme or its plans or operations, identify forward-looking statements. Such forward-looking statements are based on assumptions made by, and information currently available to management. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that the expectations reflected in such forward-looking statements are reasonable, and it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from such expectations include, without limitation, an economic slowdown in the

Supreme Industries, Inc.

2581 East Kercher Road • PO Box 463 • Goshen, IN 46527

specialized vehicle industry, limitations on the availability of chassis on which Supreme’s product is dependent, availability of raw materials, raw material cost increases and severe interest rate increases. Furthermore, Supreme can provide no assurance that any raw material cost increases can be passed on to its customers through implementation of price increases for Supreme’s products. The forward-looking statements contained herein reflect the current view of management with respect to future events and are subject to those factors and other risks, uncertainties, and assumptions relating to the operations, results of operations, cash flows and financial position of Supreme. Supreme assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those contemplated by such forward-looking statements.

CONTACT:

Supreme Industries, Inc.
Matthew W. Long, 574-642-4888 Ext. 415
Interim Chief Executive Officer & Chief Financial Officer

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